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                                                                  EXHIBIT 3.1(d)

                             ARTICLES OF AMENDMENT
                                       TO
                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                            EAGLES BANCSHARES, INC.


                                   ARTICLE I
                                 CORPORATE NAME


The name of the corporation is Eagle Bancshares, Inc., (the "Company").


                                   ARTICLE II
                                   AMENDMENTS


The Restated Articles of Incorporation of the Company are hereby amended as follows:

         1. Article VI is hereby amended by deleting the first sentence of the first paragraph thereof in its entirety and replacing therefor: "The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is Twenty-Five Million (25,000,000), of which Twenty Million (20,000,000) are to be shares of common stock, $1.00 par value per share, and of which Five Million (5,000,000) are to be shares of serial preferred stock, $1.00 par value per share."

         2. All other provisions of the Restated Articles of Incorporation remain unchanged.


                                  ARTICLE III
                            ADOPTION; EFFECTIVE DATE


         1. The amendments to the Restated Articles of Incorporation of the Corporation set forth herein were approved by the Board of Directors on May 2, 2000, in accordance with O.C.G.A. SS.14-2-1003, and by affirmative vote of a majority of the outstanding shares on July 27, 2000, in accordance with O.C.G.A. SS.14-2-1003.

         2. These Articles of Amendment shall be effective upon the time of filing on the date they are filed, as evidenced by the Secretary of State of Georgia's endorsement hereon.



                         (Signatures on following page)


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         In witness whereof, the Company has caused these Articles of Amendment to be duly executed by its authorized officer as of the 15th day of November, 2000.

                                            EAGLE BANCSHARES, INC.


                                            /s/ C. Jere Sechler, Jr.
                                            -----------------------------------
                                            C. Jere Sechler, Jr.
                                            President